     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 3, 1999

                                                REGISTRATION NO. 333-__________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                              --------------------

                               BANCORPSOUTH, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           MISSISSIPPI                                          64-0659571
 (State or Other Jurisdiction of                               (IRS Employer
   Incorporation or Organization)                           Identification No.)


                              One Mississippi Plaza
                            Tupelo, Mississippi 38801
                    (Address of Principal Executive Offices)

                              --------------------

                               BANCORPSOUTH, INC.
                1994 STOCK INCENTIVE PLAN AS AMENDED AND RESTATED
                            (Full Title of the Plan)

                               Aubrey B. Patterson
                      Chairman and Chief Executive Officer
                               BancorpSouth, Inc.
                              One Mississippi Plaza
                            Tupelo, Mississippi 38801
                     (Name and Address of Agent For Service)

                                 (662) 680-2000
          (Telephone Number, Including Area Code, of Agent For Service)

                        Copies of All Communications to:
                             Howard W. Herndon, Esq.
                         Waller Lansden Dortch & Davis,
                    A Professional Limited Liability Company
                          511 Union Street, Suite 2100
                         Nashville, Tennessee 37219-1760
                                 (615) 244-6380

                         CALCULATION OF REGISTRATION FEE


====================================================================================================================

 TITLE OF EACH CLASS OF      AMOUNT TO BE         PROPOSED MAXIMUM           PROPOSED MAXIMUM          AMOUNT OF
   SECURITIES TO BE          REGISTERED(1)       OFFERING PRICE PER         AGGREGATE OFFERING       REGISTRATION
      REGISTERED                                      SHARE(2)                   PRICE(2)                 FEE
- --------------------------------------------------------------------------------------------------------------------

  COMMON STOCK, PAR            2,000,000              $16.5625                  $33,125,000            $9,208.75
VALUE $2.50 PER SHARE
====================================================================================================================

- -----------------------
(1)The 1994 Stock Incentive Plan as Amended and Restated authorizes the issuance of a maximum of 2,916,000 shares, of which 916,000 shares were registered pursuant to a Registration Statement on Form S-8 (Registration No. 033-60699) for which the registration fee was previously paid in full.

(2)Estimated pursuant to Rule 457(c) solely for purposes of calculating the amount of the registration fee, based upon the average of the high and low prices reported on July 30, 1999, as reported on the New York Stock Exchange.

REOFFER PROSPECTUS

                                2,916,000 SHARES

                                  BANCORPSOUTH

                                  COMMON STOCK

                              -------------------

         This prospectus has been prepared for use by employees or executive officers of BancorpSouth, Inc. or its subsidiaries or by former executive officers of companies acquired by BancorpSouth or its subsidiaries, in connection with the resale of up to an aggregate of 2,916,000 shares of BancorpSouth common stock, which have been or may be issued under BancorpSouth's 1994 Stock Incentive Plan as Amended and Restated.

         This prospectus may only be used if a supplement is attached which contains the names of the selling shareholders and the amount of shares of BancorpSouth common stock to be reoffered by them.

         BancorpSouth will not receive any of the proceeds from the sale of the shares by the selling shareholders. BancorpSouth will bear all expenses incurred in connection with the registration of the shares being offered by the selling shareholders, except that the selling shareholders shall be responsible for all underwriting discounts and selling commissions, fees and expenses of counsel and other advisors to the selling shareholders, transfer taxes and related charges in connection with the offer and sale of these shares.

         BancorpSouth's common stock is listed on the New York Stock Exchange under the symbol "BXS."

                             -------------------


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSIONER HAS APPROVED OR DISAPPROVED OF THE SHARES OF BANCORPSOUTH COMMON STOCK TO BE ISSUED UNDER THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             -------------------


         SHARES OF BANCORPSOUTH COMMON STOCK ARE NOT SAVINGS OR DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                             -------------------


                 The date of this prospectus is August 3, 1999.

                                TABLE OF CONTENTS


                                                                             Page
                                                                             ----


The Company...................................................................3

Use of Proceeds...............................................................3

Selling Shareholders..........................................................3

Plan of Distribution..........................................................4

Available Information.........................................................4

Incorporation of Certain Information by Reference.............................4

Legal Matters.................................................................6

Experts.......................................................................6


                                   THE COMPANY

         BancorpSouth is incorporated in the State of Mississippi and is a bank holding company with financial services operations in Mississippi, Tennessee and Alabama. BancorpSouth Bank, a wholly-owned subsidiary of BancorpSouth, conducts a commercial banking and trust business through offices located in communities throughout Mississippi, west Tennessee and portions of Alabama. In addition, BancorpSouth Bank operates consumer finance, credit life insurance and insurance agency subsidiaries in Mississippi, Tennessee and Alabama. BancorpSouth Bank has operated under the trade names "Bank of Mississippi" in Mississippi and "Volunteer Bank" in Tennessee.

         BancorpSouth, through its subsidiaries, provides a range of financial services to individuals and small-to-medium size businesses. Various types of checking accounts, both interest bearing and non-interest bearing, are available. Savings accounts and certificates of deposit with a range of maturities and interest rates are available to meet the needs of customers. Other services include safe deposit and night depository facilities. Limited 24-hour banking with automated teller machines is provided in most of its principal markets. BancorpSouth Bank is an issuing bank for MasterCard, and overdraft protection is available to approved MasterCard holders maintaining checking accounts with BancorpSouth Bank.

         BancorpSouth offers a variety of services through the trust department of BancorpSouth Bank, including personal trust and estate services, certain employee benefit accounts and plans, including individual retirement accounts, and limited corporate trust functions.

         BancorpSouth's lending activities include both commercial and consumer loans. Loan originations are derived from a number of sources including real estate broker referrals, mortgage loan companies, direct solicitation by BancorpSouth's loan officers, current customers, builders, attorneys, walk-in customers and, in some instances, other lenders. BancorpSouth has established disciplined and systematic procedures for approving and monitoring loans that vary depending on the size and nature of the loan.

         BancorpSouth also offers a wide range of insurance services, both commercial and personal, through its insurance subsidiaries located in Mississippi, Tennessee and Alabama.

         BancorpSouth's principal office is located at One Mississippi Plaza, Tupelo, Mississippi 38801 and its telephone number is (662) 680-2000.

                                 USE OF PROCEEDS

         BancorpSouth will not receive any proceeds from the sale of shares of BancorpSouth common stock by the selling shareholders.

                              SELLING SHAREHOLDERS

         The issuance of shares of BancorpSouth common stock upon exercise of options granted under the 1994 Stock Incentive Plan as Amended and Restated have been registered under the Securities Act of 1933 by registration statements on Form S-8. This prospectus is to be used in connection with any resales of BancorpSouth common stock acquired upon the exercise of such options after the exercise date by persons who may be considered "affiliates" of BancorpSouth within the meaning of the Securities Act of 1933.

         At the date of this prospectus, BancorpSouth does not know the names of persons who intend to resell shares of BancorpSouth common stock under the plan. The selling shareholders will be either employees or executive officers of BancorpSouth or its subsidiaries or by former executive officers of companies acquired by BancorpSouth or its subsidiaries who have been, or may be, granted shares of BancorpSouth common stock under the plan during the period in which they serve. Each of these persons may be considered "affiliates" of BancorpSouth within the meaning of the Securities Act of 1933. BancorpSouth will supplement the prospectus with the names of the selling shareholders and the number of shares of BancorpSouth common stock to be reoffered by them as that information becomes known.

                              PLAN OF DISTRIBUTION

         The shares may be offered by the selling shareholders from time to time in transactions through the New York Stock Exchange, in negotiated transactions, through the writing of options on the shares or a combination of these methods of sale, at prices related to prevailing market prices or at negotiated prices. The selling shareholders may effect these transactions by selling the shares to or through broker-dealers and these broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchaser of the shares for which such broker-dealers may act as agent or to whom they sell as principal, or both. This compensation as to a particular broker-dealer might be in excess of customary commissions.

         There is no assurance that any of the selling shareholders will sell any or all of the shares of BancorpSouth common stock offered under this prospectus.

         BancorpSouth has agreed to pay all expenses incurred in connection with the registration of the shares of BancorpSouth common stock offered under this prospectus, except that the selling shareholders shall be responsible for all underwriting discounts and selling commissions, fees and expenses of counsel and other advisors to the selling shareholders, transfer taxes and related charges in connection with the offer and sale of these shares.

                              AVAILABLE INFORMATION

         BancorpSouth has filed with the SEC under the Securities Act of 1933 a registration statement on Form S-8, including any amendments, that registers the distribution of the shares of BancorpSouth common stock to be issued to the selling shareholders under BancorpSouth's 1994 Stock Incentive Plan as Amended and Restated. The registration statement, including the attached exhibits and schedules, contains additional relevant information about BancorpSouth, the plan and BancorpSouth common stock. The rules and regulations of the SEC allow BancorpSouth to omit certain information included in the registration statement from this prospectus.

         In addition, BancorpSouth files reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the SEC:

Public Reference Room      New York Regional Office     Chicago Regional Office
450 Fifth Street, N.W.     7 World Trade Center         Citicorp Center
Room 1024                  Suite 1300                   500 West Madison Street
Washington, D.C. 20549     New York, New York 10048     Suite 1400
                                                        Chicago, Illinois 60661-2511

         You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

         The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like BancorpSouth, which file electronically with the SEC. The address of that site is http://www.sec.gov.

         You can also inspect reports, proxy statements and other information about BancorpSouth at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The SEC allows BancorpSouth to "incorporate by reference" information into this prospectus from documents that BancorpSouth has previously filed with the SEC. This means that BancorpSouth can disclose important information to you by referring you to another document filed separately with the SEC. These documents contain important information about BancorpSouth and its financial condition. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by other information that is set forth directly in this document.

         This prospectus incorporates by reference the following documents with respect to BancorpSouth (file number: 0-10826):

         1. BancorpSouth's annual report on Form 10-K for the year ended December 31, 1998, and an amendment to the annual report on Form 10-K/A-1, filed on June 29, 1999, to include financial statements required by Form 11-K for BancorpSouth's Amended and Restated Salary Deferral - Profit Sharing Employee Stock Ownership Plan in accordance with Rule 15(d)-21 under the Securities Exchange Act of 1934;

         2. BancorpSouth's current report on Form 8-K dated January 6, 1999;

         3. BancorpSouth's quarterly report on Form 10-Q for the quarter ended March 31, 1999;

         4. The description of BancorpSouth common stock contained in BancorpSouth's registration statement on Form 8-A dated May 14, 1997; and

         5. The description of BancorpSouth common stock purchase rights contained in BancorpSouth's registration statement on Form 8-A dated May 14, 1997.

         BancorpSouth incorporates by reference additional documents that it will file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the termination date of the plan. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.

         You can obtain copies of the documents incorporated by reference in this prospectus with respect to BancorpSouth without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus, by requesting them in writing or by telephone from BancorpSouth at the following:

                               BancorpSouth, Inc.
                              One Mississippi Plaza
                            Tupelo, Mississippi 38801
                                 (662) 680-2000
                         Attention: Corporate Secretary.

         You can also obtain copies of these documents from the SEC through the SEC's Internet world wide web site or at the SEC's address described in the section captioned "AVAILABLE INFORMATION" above.

                                  LEGAL MATTERS

         The validity of shares of BancorpSouth common stock offered under this prospectus will be passed upon on behalf of BancorpSouth by Riley, Ford, Caldwell & Cork, P.A., Tupelo, Mississippi.

                                     EXPERTS

         The consolidated financial statements of BancorpSouth, Inc. and subsidiaries as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998, incorporated in this prospectus by reference to BancorpSouth's annual report on Form 10-K for the year ended December 31, 1998 have been incorporated herein by reference in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                         -------------------------------


         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. BANCORPSOUTH HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM THE INFORMATION IN THIS DOCUMENT. THIS PROSPECTUS IS DATED AUGUST 3, 1999. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS DOCUMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR THE ISSUANCE OF OPTIONS TO RECEIVE BANCORPSOUTH COMMON STOCK UNDER THE PLAN SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                                EXPLANATORY NOTE

         The purpose of this registration statement on Form S-8 is to register an additional 2,000,000 shares of BancorpSouth common stock which will be issued upon exercise of the underlying options awarded under BancorpSouth's 1994 Stock Incentive Plan as Amended and Restated. A total of 2,916,000 shares of BancorpSouth common stock will be registered under the 1994 Stock Incentive Plan as Amended and Restated upon the effectiveness of this registration statement. A registration statement on Form S-8 (Registration No. 033-60699), dated June 29, 1995, registered the initial 916,000 shares, as adjusted for two two-for-one stock splits effected in the form of a stock dividend on November 20, 1995 and May 15, 1998, of BancorpSouth common stock issued or to be issued under the 1994 Stock Incentive Plan.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933. Such documents need not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Pursuant to General Instruction E. to Form S-8, the Registrant hereby incorporates by reference in this registration statement the contents of the Registrant's earlier registration statement on Form S-8 (Registration No. 033-60699) filed on June 29, 1995.

ITEM 8.      EXHIBITS.

EXHIBIT
NUMBER       DESCRIPTION OF EXHIBITS
- ------       -----------------------
5.1          Opinion of Riley, Ford, Caldwell & Cork, P.A.

23.1         Consent of KPMG LLP

23.2 Consent of Riley, Ford, Caldwell & Cork, P.A. (included in opinion filed as Exhibit 5.1)

24.1         Power of Attorney (included on page II-2)

99.1         1994 Stock Incentive Plan as Amended and Restated(1)

99.2 The Registrant's registration statement on Form S-8 registering shares of BancorpSouth common Stock issued under the 1994 Stock
             Incentive Plan as Amended and Restated(2)

- ----------------
(1) Filed as an exhibit to the Registrant's quarterly report on Form 10-Q for the three months ended March 31, 1998 (file number 0-10826), and incorporated by reference in this registration statement.

(2) Filed on June 29, 1995 (Registration No. 033-60699), and incorporated by reference in this registration statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tupelo, State of Mississippi, on July 28, 1999.



                                        BANCORPSOUTH, INC.

                                        By: /s/ Aubrey B. Patterson
                                            -----------------------------------
                                            Aubrey B. Patterson
                                            Chairman of the Board and
                                            Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aubrey B. Patterson and L. Nash Allen, Jr., and each of them, his true and lawful attorney-in-fact, as agent and with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agents in full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or be in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name                            Title                                 Date
- ----                            -----                                 ----

/s/ Aubrey B. Patterson         Chairman of the Board, Chief          July 28, 1999
- ----------------------------    Executive Officer, Director
Aubrey B. Patterson             (principal executive officer)

/s/ L. Nash Allen, Jr.          Treasurer and Chief Financial         July 28, 1999
- ----------------------------    Officer (principal financial and
L. Nash Allen, Jr.              accounting officer)

/s/ Shed H. Davis               Director                              July 28, 1999
- ----------------------------
Shed H. Davis

/s/ Hassell H. Franklin         Director                              July 28, 1999
- ----------------------------
Hassell H. Franklin

/s/ Fletcher H. Goode, M.D.     Director                              July 28, 1999
- ----------------------------
Fletcher H. Goode, M.D.

/s/ W. G. Holliman, Jr.         Director                              July 28, 1999
- ----------------------------
W. G. Holliman, Jr.

/s/ A. Douglas Jumper           Director                              July 28, 1999
- ----------------------------
A. Douglas Jumper

/s/ Turner O. Lashlee           Director                              July 28, 1999
- ----------------------------
Turner O. Lashlee

/s/ Alan W. Perry               Director                              July 28, 1999
- ----------------------------
Alan W. Perry

/s/ Travis E. Staub            Director                               July 28, 1999
- --------------------------
Travis E. Staub

/s/ Dr. Andrew R. Townes       Director                               July 28, 1999
- --------------------------
Dr. Andrew R. Townes

/s/ Lowery A. Woodall          Director                               July 28, 1999
- --------------------------
Lowery A. Woodall

                                INDEX TO EXHIBITS



Exhibit
Number
- -------

5.1            Opinion of Riley, Ford, Caldwell & Cork, P.A.

23.1           Consent of KPMG LLP

23.2           Consent of Riley, Ford, Caldwell & Cork, P.A.
               (included in opinion filed as Exhibit 5.1)

24.1           Power of Attorney (included on page II-2)

99.1           1994 Stock Incentive Plan as Amended and Restated(1)

99.2 The Registrant's registration statement on Form S-8 registering shares of BancorpSouth common Stock issued under the 1994 Stock
               Incentive Plan as Amended and Restated(2)


- --------------
(1) Filed as an exhibit to the Registrant's quarterly report on Form 10-Q for the three months ended March 31, 1998 (file number 0-10826), and incorporated by reference in this registration statement.

(2) Filed on June 29, 1995 (Registration No. 033-60699), and incorporated by reference in this registration statement.